EXHIBIT 99.1

CHAMPION INDUSTRIES ANNOUNCES HURRICANE KATRINA UPDATE

Huntington, WV - - Champion Industries, Inc. (NASDAQ/CHMP) today announced that its Consolidated Graphics Division’s New Orleans, Louisiana printing plant is closed as a result of Hurricane Katrina. Company officials have been unable to determine the extent of damage to the facility, which is currently without power or communication capability.

The Division’s Baton Rouge, Louisiana printing and warehousing facility has sustained some wind and water damage, but is fully operational and is operating in an effort to serve its customers in their recovery from the storm.

Marshall T. Reynolds, Chief Executive Officer and Toney K. Adkins, President and Chief Operating Officer of Champion stated: “Hurricane Katrina has dealt the Gulf Coast region a tragic blow. These are our neighbors, employees, customers and friends. We pray for them and their safety, and the entire region’s recovery.”

Champion is a commercial printer, business forms manufacturer and office products and office furniture supplier in regional markets east of the Mississippi. Champion serves its customers through the following companies/divisions: Chapman Printing and Syscan (West Virginia and Kentucky), Stationers, Champion Clarksburg, Capitol Business Interiors, Garrison Brewer, Carolina Cut Sheets, U.S. Tag and Champion Morgantown (West Virginia), The Merten Company (Ohio), Smith & Butterfield (Indiana and Kentucky), Consolidated Graphics (Louisiana and Mississippi), Interform Solutions and Consolidated Graphic Communications (Pennsylvania, New York and New Jersey), Donihe Graphics (Tennessee) and Blue Ridge Printing (North Carolina and Tennessee).

Certain Statements contained in this release, including without limitation statements including the word "believes", "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, the impact of Hurricane Katrina on our operations, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Contact: Todd R. Fry, Chief Financial Officer at 304-528-5492